Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIH HOLDING US, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 2025, AT 12:37 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTEENTH DAY OF OCTOBER, A.D. 2025 AT 5 O'CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2933093 8100
SR# 20254299073

Authentication: 205067473
Date: 10-17-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:37 PM 10/17/2025
FILED 12:37 PM 10/17/2025
SR 20254299073 - File Number 2933093

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DIH HOLDING US, INC.

DIH HOLDING US, INC. (the "**Corporation**"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the Corporation is DIH Holding US, Inc.

2. The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware one or more amendments of the Corporation's Amended and Restated Certificate of Incorporation (as amended, the "**Amended and Restated Certificate of Incorporation**") to effect a reverse stock split of no greater than one-for-twenty-five (1:25), with the timing and precise ratio of such reverse split to be determined by the Board if effected, (ii) declaring such amendment to be advisable and in the best interest of the Corporation, and (iii) calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

3. Upon this Certificate of Amendment becoming effective, Article FOURTH Part B of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following new paragraph:

"5. Upon effectiveness (the "**Effective Time**") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each twenty-five (25) shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock (the "**Reverse Stock Split**"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to be rounded up to the next whole share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock ("**Old Certificate**"), shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to adjustment for fractional share interests as described above. The Reverse Stock Split shall have no effect on the number of authorized stock, or par value per share, of the Corporation."

4. This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

5. This Certificate of Amendment has been duly approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Certificate of Incorporation.

6. This Certificate of Amendment shall become effective at 5:00 p.m., Eastern Time, on October 17, 2025.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 17th day of October, 2025.

DIH HOLDING US, INC.

By: /s/ Lynden Bass
Name: Lynden Bass
Title: Chief Financial Officer